SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2002

CARDINAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-28780 (Commission File Number)	541804471 (IRS Employer Identification No.)

P.O. Box 215 Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Item 5.    Other Events.

On September 25, 2002, representatives of MountainBank Financial Corporation (MFC) and Registrant signed an amendment to the Agreement and Plan of Reorganization and Merger by and between Registrant and MFC dated June 20, 2002 (the “Agreement”). The amendment is attached hereto as Exhibit A The text of the Agreement can be found as an Exhibit 2.1 to the Registrant’s quarterly report filed on a FORM 10-QSB on August 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDINAL BANKSHARES CORPORATION

/s/ LEON MOORE
Leon Moore, Chairman, President and CEO

Date:    September 25, 2002